CORNERSTONE BANCORP C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 18, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 18, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E31354-S60533 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CORNERSTONE BANCORP

The Board of Directors recommends you vote FOR proposals 1 and 2.				For	Against	Abstain

1.	APPROVAL OF THE MERGER. Proposal to authorize, adopt and approve the Agreement and Plan of Merger dated as of April 11, 2017, by and between First Community Corporation, and Cornerstone Bancorp.			☐	☐	☐

2.

ADJOURNMENT OF THE MEETING. Proposal to authorize management of the Company to adjourn the Special Meeting for up to 120 days, if necessary, to allow additional time to solicit votes needed to approve the Agreement and Plan of Merger.

				☐	☐	☐

NOTE: OTHER BUSINESS. The proxies are authorized to vote the shares represented by this Appointment of Proxy according to their best judgment on such other matters as may be presented for action at the Special Meeting.

PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE, OR VOTE BY TELEPHONE OR THE INTERNET.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at www.proxyvote.com.

 E31355-S60533

CORNERSTONE BANCORP
Special Meeting of Shareholders
September 19, 2017 4:00 PM
APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Rodger Anthony and Jennifer M. Champagne (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all outstanding shares of the common stock of Cornerstone Bancorp (the “Company”) held of record by the undersigned on July 14, 2017, at a Special Meeting of Shareholders to be held at 1670 East Main St., Easley, South Carolina, at 4:00 p.m. on September 19, 2017, and at any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ON THE REVERSE SIDE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES “FOR” PROPOSALS 1 AND 2. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

Continued and to be signed on reverse side